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                                                                     EXHIBIT 11

        [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL]


                                       December 28, 1995

Mutual Fund Group
125 West 55th Street
New York, New York 10019

             Re:  Registration Statement on Form N-14

Gentlemen:

             Reference is made to the Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") to register shares of beneficial interest, without par value ("Shares") of Mutual Fund Group (the "Trust"), a Massachusetts business trust. Such shares are to be issued in connection with an Agreement and Plan of Reorganization and Liquidation (the "Agreement") whereby all of the then-existing assets of the following series of The Hanover Investment Funds, Inc. (the "Company"): The Hanover Short Term U.S. Government Fund, The Hanover U.S. Government Fund, The Hanover Blue Chip Growth Fund, The Hanover Small Capitalization Growth Fund and The Hanover American Value Fund (the "Hanover Portfolios") will be transferred to the following corresponding series of the Trust: Vista Short Term Bond Fund, Vista U.S. Government Fund, Vista Equity Fund (to be renamed Vista Large Cap Equity Fund in connection with the Reorganization), Vista Small Cap Equity Fund and Vista American Value Fund (the "Vista Funds") in exchange for (i) the assumption of all the obligations and liabilities of the corresponding Hanover Portfolio by the respective Vista Fund and (ii) the issuance and delivery to the corresponding Hanover Portfolio of full and fractional shares of that series and class of the Trust's shares of beneficial interest (as described in the Agreement) of the respective Vista Fund (the "Shares"), and such Shares shall be distributed by the respective
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KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

Mutual Fund Group
125 West 55th Street
December 28, 1995
Page 2

Hanover Portfolio pro rata to its shareholders upon its liquidation. The Agreement was approved by the Board of Directors of the Company and the Board of Trustees of the Trust on December 13, 1995, and December 14, 1995, respectively and is to become effective upon its approval by shareholders of the Hanover Portfolios.

             We have reviewed the Declaration of Trust of the Trust, its By-Laws, resolutions of the Trustees of the Trust, and the Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. In addition, we have assumed that the representations to be made as of the closing date by the Trust, Company, and Chase will be made by such parties in the form acceptable to us and that the Trust's and the Company's activities in connections with the Agreement and the transactions contemplated therein have been and will be conducted in the manner provided in such documents and as set forth herein.

             The opinions expressed herein are limited to matters of law which govern the due organization of the Trust and the authorization and issuance of the Shares. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. Based upon and subject to the foregoing and provided that the terms of Reorganization occur in accordance with the terms of the Agreement, as of the date of the closing, we are of the opinion that, and so advise you as follows:

     i. The Trust has been duly organized in its state of organization, with authority to issue the Shares; and

     ii. The Shares, when issued in accordance with the terms of the Agreement and the Trust's Registration Statement on Form N-1A, will be validly issued, fully paid and non-assessable by the Trust.

             This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without the prior written consent of this firm. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to
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KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

Mutual Fund Group
125 West 55th Street
December 28, 1995
Page 3

our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

             We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to our firm as Counsel to the Trust.

                                             Very truly yours,

                            /s/ Kramer, Levin, Naftalis, Nessen, Kamin & Frankel